UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2020

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange
Preferred Stock Purchase Rights	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06. Material Impairments.

On June 23, 2020, AAR Manufacturing, Inc., an Illinois corporation and wholly-owned subsidiary (the “Seller”) of AAR CORP., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Agreement”) with AE OpCo III LLC, a Delaware limited liability company (“Architect”), pursuant to which Architect will purchase substantially all of Seller’s assets exclusively related to the design, fabrication and assembly of aerostructures and aerospace products at facilities located in Clearwater, Florida and Sacramento, California for customers in the commercial aerospace and defense industries (the “Composites Business”), as well as assume certain related liabilities as set forth in the Agreement. The Composites Business is not core to the Company’s connected aviation services strategy, and the transaction will allow the Company to further prioritize its efforts in its principal businesses. The transaction is expected to close in the third quarter of calendar year 2020 and is subject to the satisfaction of customary closing conditions. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In connection with the entry into the Agreement, we anticipate recognizing an impairment charge of approximately $20 million in the first quarter of fiscal 2021. The impairment charge reduces the net assets of the Composites Business to the estimated net proceeds we expect to receive which is comprised of both cash received at closing of the transaction and the fair value of contingent consideration related to achievement of sales targets for the Composites Business over the next three years.

This Form 8-K contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that address activities, events, conditions or developments that we expect or anticipate may occur in the future and may relate to anticipated impairment charges. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of our management, as well as assumptions and estimates based on information available to us as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including those factors set forth under ‘‘Risk Factors’’ under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended February 29, 2020 and Part I, Item 1A in our Annual Report on Form 10-K for the year ended May 31, 2019, which are incorporated by reference herein. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by AAR CORP. dated June 29, 2020.

101	Cover Page Interactive Data—the cover page XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020
AAR CORP.
	By:	/s/ Sean Gillen
Sean Gillen
Vice President, Chief Financial Officer